Exhibit 10.3

EXECUTION COPY

INCREASE AGREEMENT

INCREASE AGREEMENT dated as of July 10, 2019 by SUNTRUST BANK (“SunTrust”), BANK OF AMERICA, N.A. (“BAML”) and HSBC BANK USA, N.A. (“HSBC”; and together with SunTrust and BAML, the “Increasing Lenders” and, each individually, an “Increasing Lender”), in favor of Goldman Sachs Middle Market Lending Corp., a Delaware corporation (the “Borrower”), and SunTrust, as administrative agent under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Lenders (including each Increasing Lender) from time to time party thereto and the Administrative Agent are parties to a Senior Secured Revolving Credit Agreement, dated as of September 11, 2017 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of September 17, 2018, as further amended by that certain Second Amendment to Senior Secured Revolving Credit Agreement, dated as of July 10, 2019, and as further amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 2.08(e) of the Credit Agreement, (a) SunTrust hereby agrees to increase its Multicurrency Commitment from $50,000,000 to $75,000,000, (b) BAML hereby agrees to increase its Multicurrency Commitment from $50,000,000 to $75,000,000 and (c) HSBC hereby agrees to increase its Multicurrency Commitment from $50,000,000 to $75,000,000.

Sections 9.06, 9.09 and 9.10 of the Credit Agreement apply to this Increase Agreement mutatis mutandis.

IN WITNESS WHEREOF, each Increasing Lender has caused this Increase Agreement to be duly executed and delivered as of the day and year first above written.

SUNTRUST BANK, as an Increasing Lender

By: /s/ Andrew Johnson
Name: Andrew Johnson
Title: Managing Director

BANK OF AMERICA, N.A., as an Increasing Lender

By: /s/ Manisha Kumar
Name: Manisha Kumar
Title: Vice President

HSBC BANK USA, N.A., as an Increasing Lender

By: /s/ Shubhendu Kudaisya
Name: Shubhendu Kudaisya
Title: Senior Vice President, Structured Finance

Accepted and agreed:

GOLDMAN SACHS MIDDLE MARKET
LENDING CORP.

By: /s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Authorized Signatory

SUNTRUST BANK,
as Administrative Agent

By: /s/ Andrew Johnson
Name: Andrew Johnson
Title: Managing Director